Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces First Quarter 2019 Financial Results

Substantial Year-over-Year Revenue Growth Fueled by Channel and International Sales and a Strong Backlog

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (May 15, 2019) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the quarter ended March 31, 2019. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“Fueled by broad 2018 market development and expanded channel distribution, Telkonet has entered a period of growth and market awareness,” stated Jason Tienor, Telkonet President and Chief Executive Officer. “While 2019 first quarter results continued to be impacted by tariffs on Chinese imports, the Company’s ongoing sales and performance trends point towards substantial revenue growth.”

Operating and Financial Highlights Comparison for the First Quarter Ended March 31, 2019 and 2018:

•	A backlog of approximately $4.0 million at the beginning of the quarter drove revenue growth of 72% to $2.8 million for the quarter ended March 31, 2019 compared to $1.6 million in the prior year period
•	Expanded marketing efforts continued to drive orders during the quarter, resulting in a continued strong backlog of approximately $4 million ended March 31, 2019
•	Loss from continuing operations decreased $0.4 million to $0.8 million for the quarter ended March 31, 2019 compared to $1.2 million in the prior year period as margins continued to be pressured by the impact of increased costs of materials and increased freight costs due to tariffs on Chinese imports
•	Focusing on long-term, sustainable strategic growth, the Company recognized 74% growth in recurring revenues year-over-year resulting from increased sales activity on the annual support contracts
•	Continued extensive channel development resulting in first quarter revenue through channel efforts of 77% for the quarter ended March 31, 2019
•	International revenues as a percentage of total revenues grew from 2% in fiscal year 2018 to 20% for quarter ended March 31, 2019. The year-over-year increase was primarily driven by a modular home project sold through an OEM partner
•	The completion of the first of two shipments within Phase 1 of Telkonet’s previously mentioned military housing project award and initiation of planning towards Phase 2

“By all indications, Telkonet continues to recognize a market awakening to the value of intelligent automation solutions and improved efficiencies”, continues Tienor. “Our current sales trends and continued strength in our pipeline have identified the potential for dramatic and sustained growth moving forward. Telkonet’s product development pipeline and strategic relationships continue to drive the business for future results.”

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Financial Results Review

First Quarter 2019

Revenue: Total revenue from continuing operations increased 72% to $2.8 million for the quarter ended March 31, 2019 compared to $1.6 million for the comparable period in 2018

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform increased 72% to $2.6 million for the quarter ended March 31, 2019 compared to $1.5 million for the comparable period in 2018.

Recurring Revenue: Recurring revenue which principally arises from telephone support services increased 74% to $0.2 million for the quarter ended March 31, 2019 compared to $0.1 million for the comparable period in 2018.

Gross Margin Gross profit percentages increased to 36% for the quarter ended March 31, 2019 from 34% for the comparable period in 2018.

Net loss: The Company reported a net loss from continuing operations of $0.8 million for the quarter ended March 31, 2019 compared to a net loss from continuing operations of $1.2 million for the comparable period in 2018.

Teleconference

Date: Tuesday, May 15, 2019

Time: 4:30 p.m. EST (3:30 p.m. CST, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until May 29, 2019, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the quarters ended March 31, 2019 and 2018, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2019	2018
Revenues, net:
Product	$2,586,669	$1,503,658
Recurring	176,533	101,538
Total Net Revenue	2,763,202	1,605,196

Cost of Sales:
Product	1,690,598	994,237
Recurring	86,042	59,997
Total Cost of Sales	1,776,640	1,054,234

Gross Profit	986,562	550,962

Operating Expenses:
Research and development	486,626	438,780
Selling, general and administrative	1,323,049	1,276,903
Depreciation and amortization	16,931	16,915
Total Operating Expenses	1,826,606	1,732,598

Operating Loss	(840,044)	(1,181,636)

Other (Expenses) Income:
Interest (expense), net	(5,560)	(2,530)
Total Other (Expenses)	(5,560)	(2,530)

Loss before Provision (Benefit) for Income Taxes	(845,604)	(1,184,166)

Provision (Benefit) for Income Taxes	–	–
Net loss attributable to common stockholders	$(845,604)	$(1,184,166)

Net loss per common share:
Basic – net loss attributable to common stockholders	$(0.01)	$(0.01)

Diluted – net loss attributable to common stockholders	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – basic	134,793,211	133,695,111
Weighted Average Common Shares Outstanding – diluted	134,793,211	133,695,111

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

	2019	2018
Net loss	$(845,604)	$(1,184,166)
Interest expense, net	5,561	2,530
Depreciation and amortization	16,931	16,915
EBITDA	(823,112)	(1,164,721)
Adjustments:
Stock-based compensation	1,815	1,531
Adjusted EBITDA	$(821,297)	$(1,163,190)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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